UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2025

Amendment No 1

First America Resources Corporation
(Name of registrant as specified in its charter)

Nevada	333-175482	27-2563052
(State or other jurisdiction of incorporation or organization)	(SEC File No.)	(IRS Employer Identification Number)

1000 East Armstrong Street Morris, IL	60450
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: 815-941-9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

INTRODUCTION

This report on Form 8-K is filed to disclose a material business combination described in Form 8-K – Section 1 – Registrant’s Business and Operations.  This report on Form 8-K includes disclosure of information required by Form 10 under the caption Form 10 Information.  Because Form 10 Information is included, this report on Form 8-K is commonly referred to as a “Super 8-K”.

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USE OF PRONOUNS AND OTHER WORDS

The pronouns “we”, “us”, “our” and the equivalent used in this 8-K report mean, unless otherwise stated, First America Resources, Inc. and our newly-acquired, wholly owned and consolidated subsidiary, METech Recycling, Inc. In the notes to our consolidated financial statements, the “Company” means First America Resources, Inc. and our newly-acquired, wholly owned and consolidated subsidiary, METech Recycling, Inc. The pronoun “you” means the reader of this 8-K report.

FORWARD-LOOKING STATEMENTS

This 8-K report contains forward-looking statements that involve risks and uncertainties. We use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, or “may”, or other such words, verbs in the future tense and words and phrases that convey similar meaning and uncertainty of future events or outcomes to identify these forward-looking statements. There are a number of important factors beyond our control that could cause actual results to differ materially from the results anticipated by these forward-looking statements. While we make these forward-looking statements based on various factors and using numerous assumptions, you have no assurance the factors and assumptions will prove to be materially accurate when the events they anticipate actually occur in the future.

The forward-looking statements are based upon our beliefs and assumptions using information available at the time we make these statements. We caution you not to place undue reliance on our forward-looking statements as (i) these statements are neither predictions nor guaranties of future events or circumstances, and (ii) the assumptions, beliefs, expectations, forecasts and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the date of this 8-K report.

[Remainder of page left blank.]

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8-K DISCLOSURE

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

On April 16, 2025, we entered into business combination pursuant to a Common Stock Exchange Agreement with the stockholders of METech Recycling, Inc., a Delaware corporation.  Pursuant to the Common Stock Exchange Agreement, we are issuing 80,000,000 shares of our authorized and unissued common stock to the two stockholders of METech Recycling in exchange for all of the issued and outstanding equity securities of METech Recycling.  This is a related party transaction.  The two stockholders of METech Recycling are companies solely owned by our director, chief executive and financial officer and the owner of a majority of our common stock, Jian Li.  See Form 10 Information – Item 7 - Certain Relationships and Related Transactions, and Director Independence.  We will operate METech Recycling as a wholly owned subsidiary.

Section 2 - Financial Information

Item 2.01 - Completion of Acquisition or Disposition of Assets

On April 16, 2025, we acquired METech Recycling.  See Form 10 Information for a description of METech Recycling’s business and properties.

Section 3 - Securities and Trading Markets

Item 3.02 - Unregistered Sale of Equity Securities

The following table discloses the shares of our common stock issued in the transaction described in Item 1.01, above:

Name	Number of Shares
First America Metal Corp.	29,056,000
First America Management Group Corp.	50,944,000
Total Shares issued	80,000,000

First America Metal Corp. and First America Management Group Corp. are entirely owned by Mr. Li, our director, chief executive and financial officer and the owner of a majority of our common stock, who, by virtue of the related-party nature of the transaction, has full business and financial information about us.  We have relied on Section 4(a)(2) for an exemption from the registration requirement of Section 5 under the Securities Act of 1933.  No broker or finder is involved with the transaction and no commissions or fees are being paid.

Section 5 - Corporate Governance and Management

Item 5.06 - Change to Shell Company Status

We self-identified as a “shell company” in our annual report on Form 10-K for the year ended June 30, 2024 and in subsequent quarterly reports on Form 10-Q.  METech Recycling, which is our wholly owned subsidiary as a result of the transaction described in Item 1.01, is not a shell company.  Accordingly, we are not a shell company beginning on the date of that transaction.  See 8-K Disclosures – Item 1.01

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FORM 10 INFORMATION

Item 1 - Business

Our Corporate History

Parent Company – First America was incorporated in Nevada in 2010 under the name Golden Oasis New Energy Group, Inc.  We changed our name to First America Resources Corporation in 2014.  The address of our principal corporate offices is 1000 East Armstrong Street, Morris, IL 60450, and our telephone number at that address is 815-941-9888.  We do not have a website.

Subsidiary and Operating Company – METech Recycling has been in business since 1968, with a business history that stretches back to 1875, and is headquartered in Gilroy, California.  METech Recycling was founded to recycle metals scrap then evolved to recycle electronic components and manufacturing by-products and manage information technology (IT) assets.  METech Recycling was owned entirely and subsequently primarily by First America Metal Corp., together with its sister company, First America Management Group, both related parties.  METech Recycling’s website is https://www.METech Recyclingrecycling.com.  You may not include the information at the website as part of the disclosures in this report on Form 8-K.

Overview of Our Business

We are a certified R2v3 Responsible Recycler.  R2 stands for Responsible Recycling which is a standard created for the electronics recycling industry by Sustainable Electronics Recycling International (SERI), an ANSI Accredited Standards Development Organization.

We refurbish electronic equipment and salvage usable components and materials.  We offer new, used and refurbished computer and IT products for sale.  These products include, but are not limited to, laptops, desktop/tower computers, tablets, servers, switches, routers, firewalls, load balancers, SAN/NAS storage systems, telecom, VOIP phone systems, LCD monitors, hard drives, CPU/processors, ram, host bus adapters, i/o cards, test and measurement, lab, medical, industrial, defense, and business equipment, solar panels, and electric vehicle batteries.  We also provide IT asset management and disposition (ITAD), including data center decommissioning.

What We Do

•	ITAM – We conduct comprehensive testing, data sanitization, refurbishment, and resale preparation, ensuring compliance with R2v3 certification standards.
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Data Security – We provide secure data destruction following NIST SP800-88 (National Institute of Technology) and DoD 5220.22-M (Department of Defense) standards, with single, 3, or 7-pass erasure, physical shredding for non-functional devices, and Certificates of Data Destruction.

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The National Institute of Technology’s Guidelines for Media Sanitization specifies a robust methodological guidance for erasing data from storage media (media sanitization). Its objective is to ensure that any data found on storage media is irretrievable, with three levels – NIST Clear, NIST Purge and NIST Destroy.

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The Department of Defense’s National Industrial Security Program (NISP) specifies a widely recognized method for data sanitization used by organizations, including government agencies worldwide, for performing drive erasure. The standard involves overwriting the previously stored information on a hard drive with specific binary patterns repeatedly (3 times or 7 times)

•	Reverse Logistics & Redeployment – We offer secure storage, tracking, and redistribution of IT assets.
•	Electronics Recycling
•	We refurbish and resell electronics, including
•	Laptops, desktop/tower computers, tablets
•	Servers, switches, routers, firewalls, load balancers
•	SAN/NAS storage systems,
•	Telecom and VOIP phone systems,
•	LCD monitors,
•	Hard drives, CPUs/processors, RAM, host bus adapters, I/O cards
•	Specialized equipment for test and measurement, laboratory, medical, and industrial applications
•	We process and recycle end-of-life electronics, including:

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•	Solar panels – recycling of end-of-life solar panels, reducing waste, and recovering valuable materials
•	EV batteries – promoting sustainability in the rapidly growing EV industry
•	Servers,
•	Medical – HIPAA compliant recycling of medical devices and electronic equipment, with a focus on data security and environmental responsibility
•	Defense equipment – secure, ITAR compliant disposal of sensitive defense equipment with strict data security protocols and adherence to regulatory standards
•	Data Center Solutions – comprehensive IT asset disposition, data destruction, decommissioning and upgrading IT infrastructure.
•	Sustainability Focus – We provide detailed carbon emissions reporting and compliance certifications.
•	Advanced Shredding Capabilities
•	Our state-of-the-art shredders reduce materials to millimeter-sized particles, ensuring maximum data security and material recovery.
•	Mechanical Separation & Eddy Current Technology
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We utilize advanced mechanical separators and eddy current systems to efficiently sort and recover valuable materials from electronic waste, maximizing recycling efficiency and minimizing environmental impact.

•	Live-Stream Video Monitoring
•	For added transparency, our shredding process is equipped with video cameras that provide live-stream footage. This offers clients real-time proof of recycling, enhancing trust and accountability.
•	Solar Panel Processing
•	We are equipped to handle the complex recycling needs of end-of-life solar panels, utilizing specialized technology to recover valuable materials while minimizing waste.

Compelling Market Needs

The world is producing e-waste at an alarming rate, driven by rapid technological advancements, shorter device lifecycles, and increasing consumer demand for new gadgets. This creates a massive challenge, but also a significant opportunity for responsible e-waste management.

Key Growth Drivers

•	Consumer Electronics: Frequent upgrades of smartphones, laptops, and PCs contribute significantly to e-waste volumes.
•	AI Server Refresh: The rise of AI and machine learning necessitates frequent upgrades of powerful servers, generating a surge in retired IT equipment.
•	EV Battery End-of-Life: The growing popularity of electric vehicles will lead to a massive wave of spent EV batteries requiring specialized recycling.
•	Solar Panel Growth: The booming solar industry will generate increasing volumes of end-of-life solar panels, requiring efficient recycling solutions.

The global e-waste management market is projected to reach USD 326.08 billion by 2034, growing at a compound annual growth rate (CAGR) of 16.10% between 2024 and 2034. The U.S. electronic goods recycling market alone is estimated at $28.1 billion in 2024, with a CAGR of 8% expected through 2029.  Sources: Precedence Research, IBISWorld.

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Sources of Electronics for Recycling

We draw electronic waste from a diverse and strategically important customer base across sectors including technology, telecommunications, national defense, education, and public agencies. Our primary source of electronic waste originates from enterprise-level IT asset disposition (ITAD), data center decommissioning projects, many of which are driven by the current wave of AI server upgrades and lifecycle refreshes of enterprise and institutional infrastructure.  We work with Fortune 500 companies, smaller companies, global technology innovators, and top-tier defense contractors who require secure, compliant, and environmentally responsible handling of end-of-life electronics. Additionally, our services extend to major telecommunications providers and public sector institutions, including municipalities and school districts nationwide.

Our Hardware and Scrap Customers

We maintain a regulation compliant downstream customer network that enables us to responsibly and securely process materials following collection and initial asset disposition.  We have an established relationships with brokers, wholesalers and middlemen for the sale of refurbished equipment.  We do not engage in retail sales.  End-of-life electronics and non-usable materials are subjected to physical destruction, with commodities such as circuit boards removed and segregated. High-value components are sold to certified smelters and refiners for precious metals recovery in line with industry and environmental regulations.  Our primary customer for materials containing precious Metal requiring smelting and refining is First America Metal Corp.  See Form 10 Information, Item  7,

Sales and Marketing

We participate in over thirty-six industry events annually.  Our presence at key conferences and trade shows—such as ITAD Summit, Data Center World, IFMA World Workplace, and RE+ Conference—allows us to engage directly with industry leaders, decision-makers, and potential clients. These events are more than networking opportunities; they’re platforms where we demonstrate our solutions, discuss emerging trends, and highlight our commitment to sustainability.

Our marketing campaigns are designed to create consistent brand visibility, generate leads, and support business growth through a multi-channel approach. Our strategy focuses on leveraging both digital platforms and traditional outreach to engage key decision-makers and industry leaders.

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LinkedIn Marketing We actively use LinkedIn to build thought leadership, share industry insights, and connect with professionals in IT asset disposition, data centers, and sustainability sectors. Our targeted campaigns and consistent content help drive engagement, brand awareness, and lead generation.

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Public Relations Strategic press releases are a cornerstone of our PR efforts, highlighting company milestones, event participation, and sustainability initiatives. This strengthens METech Recycling’s reputation and positions us as an industry authority.

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Google Ads Our Google Ads campaigns are designed to capture high-intent leads through targeted search and display ads. By focusing on relevant keywords, we drive traffic to our website and convert interest into actionable opportunities.

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Content Marketing We develop insightful content, including blog posts, case studies, and white papers, to educate our audience on best practices in IT asset management, sustainability, and data security.

We focus on market segments that have an immediate need for our services, the capacity to invest in them, and the readiness to act. Our strategy adapts to shifts in the political climate, economic conditions, and technological advancements, such as the rise of AI-driven data centers, EV incentives, and high-demand consumer tech like the newest iPhone or Bose headphones.

We evaluate emerging market needs, recognizing that customer demands evolve alongside new technologies. Whether it’s secure IT recycling, data center decommissioning, or sustainable solutions for solar and EV components, we stay ahead by refining our services to meet these shifting priorities.

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Technology

We license third-party software to provide real-time tracking of equipment, providing clients with unparalleled transparency and peace of mind.  We go beyond standard reporting, offering carbon emissions data and detailed chain-of-custody documentation, enhancing both compliance and sustainability efforts.  Our software license is non-exclusive.

Competition

The following table includes the names of the companies we believe are our significant competitors.

Name	International	US Locations
Advanced Technology Recycling	No	8
Blue Star Recycling	No	1
Clean Earth	Yes	23
Colt Recycling	No	3
Dynamic Recycling	No	2
Electronic Recyclers International (ERI)	Yes	8
Full Circle Electronics	No	3
Sims Lifecycle	Yes	8
Tri Valley Recycling	No	1

None of our competitors is a publicly traded company or otherwise publicly provide operating and financial information, other than marketing-oriented information on their websites.  We believe a number of our competitors are larger and better established than we are, with greater financial resources than we have.

How We Complete

We have conducted extensive research to evaluate the competitive landscape and position our services effectively within the market:

ADVANCED TESTING AND REPORTING	CARBON EMISSIONS REPORTING	REAL-TIME ASSET TRACKING	SECURE CHAIN OF CUSTODY	CERTIFICATIONS & COMPLIANCE
We provide exceptional equipment testing capabilities, including detailed diagnostics, product photos(before & after) and comprehensive audit reports that go beyond industry standards.

We offer detailed carbon emissions reporting, allowing clients to measure and reduce their environmental impact. This data supports corporate sustainability goals and helps companies meet regulatory requirements for carbon footprint reduction.

Our logistics system operates like FedEx tracking, offering 24/7 live updates from pickup to final processing. Each truck is GPS-tracked through our central command center, managed by our Customer Service Representative (CSR) team.

We maintain strict custody controls with route tracking, detailed transportation reports, fully vetted partners, and assurance of asset security at every stage to ensure complete accountability and protection.

As an R2v3 Certified Responsible Recycler, we meet the highest industry standards for environmental compliance and data security, providing clients with recycling certifications for full transparency.

Unlike many competitors who operate as brokers, we maintain full in-house processing capabilities, giving us complete control over the recycling lifecycle.  We’ve positioned our pricing at a level lower than many of our competitors.  We believe our competitive pricing not only reflects our commitment to affordability but also serves as a key driver for high-volume partnerships.

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Federal and State Regulation

We believe we are in compliance with all federal and state laws and regulations to which we are subject.  At the federal and state levels, our operations are subject to a range of environmental and hazardous materials regulations. Although our facilities do not generate hazardous air emissions and we do not release toxic substances into the environment, we still maintain full compliance with applicable laws and oversight requirements.  To maintain compliance and ensure ongoing regulatory alignment, we have the following programs and structures in place:

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Environmental Compliance Officer: Designated Environmental Health & Safety (EHS) staff who oversees all environmental regulatory matters, including hazardous waste tracking, manifests, inspections, and documentation.

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Hazardous Waste Disposal Contracts: We maintain formal contracts with licensed hazardous waste disposal vendors who are responsible for transportation and disposal in accordance with federal and state laws.

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Audits and Inspections: In addition to Regulatory audits, we conduct routine internal inspections to ensure proper labeling, storage, and documentation of hazardous and universal wastes. Third-party audits are also conducted annually to ensure compliance with regulations and conformance to certification standards.

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Training and Documentation: All personnel involved in handling any hazardous and universal waste receive regular training on waste protocols, emergency response, and relevant state and federal regulations.

Federal Regulations for CO, SLC, MA, CA & NC facility (since they are federal so all 5 facilities comply to it)

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Resource Conservation and Recovery Act (RCRA): Our facilities are subject to RCRA regulations regarding the handling, storage, and disposal of hazardous waste. While we do not accept hazardous waste from external sources, we do generate limited amounts of hazardous materials incidental to our operations (e.g., from maintenance activities). These are managed in full compliance with RCRA standards.

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Environmental Protection Agency (EPA): We comply with all applicable EPA reporting obligations. Each facility is permitted under the EPA's authority and has been granted EPA IDs which reflect each site's operations and handling amounts.

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Occupational Safety and Health Administration (OSHA): Our internal procedures ensure that employees are trained on safe handling of materials and that all workplace exposures are monitored as required under applicable OSHA standards.

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Department of Transportation (DOT): We operate under the authority of DOT for all transportation needs. Whether we are conducting services on our own behalf or contracting with other companies to perform transportation for us.

State Regulations – California

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Department of Toxic Substances Control (DTSC) / Region 9 EPA: We have been audited by the California DTSC for compliance with hazardous and universal waste management under RCRA and corresponding state-level regulations. The DTSC conducts annual site inspections to review all applicable operations and documents.

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Bay Area Air Quality Management District: The facility maintains air permitting to operate the shredder system. This permit is under the authority of the BAAQMD, who conduct annual permit reviews and inspections to ensure compliance.

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Certified Unified Program Agencies (CUPA): We file and update our Hazardous Materials Business Plans (HMBP) with the local CUPA as required, ensuring full transparency and emergency response readiness. The Gilroy Fire Department conducts annual inspections to ensure compliance with the local CUPA program.

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Cal/OSHA: We maintain compliance with regulations set forth by Cal/OSHA. The department does not conduct regular visits of our facility, but internal and external inspections and audits ensure we are meeting the obligations of the department.

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California Department of Food and Ag / Weight and Measures: We operate scale systems that are permitted, calibrated and inspected by the state of California. The CDFA and Weights and Measures departments both perform annual inspections to ensure compliance with their programs.

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Gilroy / Santa Clara Fire Departments: We have fire suppression systems in place to protect the facility from fire. The systems are permitted and inspected by the Fire Marshal annually to ensure our system is in compliance.

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National Pollution Discharge Elimination System (NPDES): The rainwater generated from the facility is permitted and analyzed under the guidance and authority of our Stormwater Permit. The storm drains are cleaned quarterly, and permit requirements are inspected by third parties to ensure compliance.

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Department of Transportation (DOT) / California Highway Patrol (CHP): We operate fully licensed and insured trucks that are driven by qualified personnel. The materials being transported are within our DOT authority. The CHP conducts regular inspections of our trucks to ensure we are meeting the requirements of highway transportation.

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State Regulations – Colorado

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Colorado Department of Public Health and Environment (CDPHE) / Region 8 EPA: We adhere to the state’s hazardous and universal waste regulations. The required annual reporting for universal waste is submitted to the CDPHE. The CDPHE controls all aspects of the organization that are related to hazardous and universal waste handling requirements. Compliance with their requirements is reinforced through internal and external auditing as well as periodic inspections from the department.

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Denver Fire Department: The fire department works closely with the CDPHE to ensure compliance to hazardous and universal waste handling and storage practices. This is reinforced by inspections and recordkeeping reviews conducted by both departments.

State Regulations – Massachusetts

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Massachusetts Department of Environmental Protection (DEP) / Region 1 EPA: We adhere to the state’s hazardous and universal waste regulations. The required annual reporting for universal waste is submitted to the DEP. The DEP controls all aspects of the organization that are related to hazardous and universal waste handling requirements. Compliance with their requirements is reinforced through internal and external auditing as well as periodic inspections from the department.

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Worcester Fire Department: The fire department works closely with the DEP to ensure compliance to hazardous and universal waste handling and storage practices. This is reinforced by inspections and recordkeeping reviews conducted by both departments.

State Regulations – North Carolina

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North Carolina Department of Environmental Quality (DEQ) / Region 4 EPA: We adhere to the state’s hazardous and universal waste regulations. The required annual reporting for universal waste is submitted to the DEP. The DEP controls all aspects of the organization that are related to hazardous and universal waste handling requirements. Compliance with their requirements is reinforced through internal and external auditing as well as periodic inspections from the department.

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North Carolina Department of Labor (NCDOL): We adhere to the reporting requirements set forth by the NCDOL and quickly respond to inquiries from the department if any come in. Although the NCDOL does not make frequent visits to our facility, we ensure compliance through regular inspections and third part audits.

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Roxboro Fire Department: The fire department works closely with the DEQ to ensure compliance to hazardous and universal waste handling and storage practices. This is reinforced by inspections and recordkeeping reviews conducted by both departments.

State Regulations – Utah

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Utah Department of Environmental Quality (DEQ) / Region 8 EPA: We adhere to the state’s hazardous and universal waste regulations. The required annual reporting for universal waste is submitted to the DEQ. The DEQ controls all aspects of the organization that are related to hazardous and universal waste handling requirements. Compliance with their requirements is reinforced through internal and external auditing as well as periodic inspections from the department.

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Salt Lake City Fire Department: The fire department works closely with the DEQ to ensure compliance to hazardous and universal waste handling and storage practices. This is reinforced by inspections and recordkeeping reviews conducted by both departments.

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Personnel

We employ sixty-five full-time personnel and no part-time personnel.  The following table sets forth the personnel in the identified categories for First America Resources and for METech Recycling:

Executive Officers	2	Environmental, Health & Safety	1
Finance	2	Sales & Marketing	6
Administrative	2	Customer Service	4
Human Resources	1	Operations Management	8
Information Technology	3	Warehouse and Logistics	17
Asset Management and Processing	19

We do not have collective bargaining agreements with our employees. We consider our relationship with our employees to be excellent.

Item 1A – Risk Factors

Not required.

Item 2 – Financial Information

Management's Discussion and Analysis of Financial Condition and Results of Operations.

To be filed by amendment.

Item 3 - Properties

We lease/rent 5,000 square feet of general office space to house our corporate offices.  We do not pay rent.  Mr. Li is the owner and management of our landlord.  We believe  this office space is adequate for the current and foreseeable needs.

We lease the following industrial warehouse with office space in which we conduct our operation:

Location	Square Footage*	Current Monthly Base Rent**	Lease Expires
Gilroy, California	40,000	$20,000	March 31, 2026
Denver, Colorado	48,000	$26,422	April 30, 2026
Worchester, Massachusetts	46,548	$20,271	January 31, 2027
Roxboro, North Carolina***	10,000	$7,500	April 1, 2030
Salt Lake City, Utah	23,283	$10,185	June 30, 2029

*Building only, does not include land area

**Does not include common area maintenance fees.  Subject to annual and other increases.

**See Form 10 Information, Item Item 7 - Certain Relationships and Related Transactions, and Director Independence.

We believe these properties are adequate for the current and foreseeable needs.

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We jointly contract and service selected projects with First America Metal Corp. on a case by case basis.  These projects are in general too large  for either us or First America Metal Corp. to provide services alone.  First America Metal Corp. has three locations: Atlanta, Georgia, Marion, Illinois and Forth Worth, Texas.  See Form 10 Information, Item 7 - Certain Relationships and Related Transactions, and Director Independence.

Item 4 - Security Ownership of Certain Beneficial Owners and Management

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of 5% or more of our outstanding common stock, our directors, our executive officers and our directors and executive officers as a group. To the best of our knowledge, the person named has sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

Name	Share Number	Percentage
Jian (James) Li*	86,355,010	98.208%
All executive officers and directors as a group [1 person]	86,355,010	98.208%

*includes 6,388,010 shares directly owned by Mr. Li, 29,056,000 shares owned by First America Metal Corp. and 50,944000 shares owned by First America Management Group Corp.  Both corporations are entirely owned by Mr. Li.

Item 5 - Directors and Executive Officers

The names, ages and terms of office of our directors and executive officers are set forth in the following table.

Name	Age	Positions	Director Beginning
Jian (James) Li	63	Director, Chief Executive and Financial Officer	2013

Our director is elected annually by the holders of a majority of our issued and outstanding common stock and holds office for a one-year term and until his successor(s) is duly elected and qualified.    The officers serve at the will of the board of directors.  Mr. Li is the holder of a majority of our issued and outstanding common stock.  (See, Item 4, above.)  Accordingly, you can expect he will reelect himself annually as our sole Director and continue his appointment as our Chief Executive and Financial Officer.  We do not have any board committees.  We do not have a code of ethics.

Mr. Li has been our chairman, chief executive and financial officer since February 6, 2013.  Mr. Li is the President and sole stockholder of First America Metal Corp. a metal recycling company who is our primary customer for recoverable Metal and sometimes a joint servicer on selected contracts. Mr. Li is not involved in our day-to-day operations and expects to devote approximately five percent of his working time to our business and affairs.  Mr. Li has been engaged in the recycling business for more than twenty years.  He earned a Bachelor of Science degree in Engineering (1982) from Zhejiang University of Technology, in Hangzhou, Zhejiang, PRC.

Significant Employees

Roy (“Rex”) Cheng, age 50, has served as President of METech Recycling since 2006. He joined the company as Operations Manager in January 2006 and has held key roles including General Manager of the Gilroy facility, Vice President of Operations, and Chief Operating Officer. He played a key role during METech Recycling listing on the Singapore Stock Exchange (2016 to 2019). Mr. Cheng earned a Bachelor of Business degree (2002) from the University of Tasmania, Australia.

Robert Laughlin, age 54, has served as Vice President of Business Development at METech Recycling since February 2016. He has been engaged in  technology sales, business development, and telecommunications for over thirty years, including more than fourteen years in the electronics recycling and IT asset disposition (ITAD) industry.  He entered the e-waste industry during his tenure at Broadband Integrated Resources, later acquired by Avnet, where he served as Vice President of Sales and Senior Business Development Manager (years).

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Nicole Palacio, age 45, has served as Assistant Director of Operations at METech Recycling since 2023. She has over twenty-six years of experience in the e-waste industry, with a background in operations management and customer service.  Ms. Palacio was employed for sixteen years in the IT Asset Management Services division of ECS Refining, Inc. (no longer operating), where she managed contracts and customer accounts. Her experience in operations and client relations contributes valuable expertise to our leadership team.

Item 6 – Executive Compensation

See our annual report on Form 10-K for the year ended June 30, 2024 – Item 11.

Item 7 - Certain Relationships and Related Transactions, and Director Independence

See above 8-K Disclosures – Item 1.01 and Item 3.02 for information about our share exchange with the stockholders of METech Recycling.  Companies owned by Mr. Li were the majority stockholders of METech Recycling.  The closing price of our common stock was $0.60 on April 16, 2025 published at OTCMarkets.com, or an aggregate price of our shares exchanged for the METech Recycling shares of $48,000,000.  We are unable to determine if the price we paid in shares of our common stock for the METech Recycling is equivalent to the price we could have achieved in an arm’s length transaction.

See also, our annual report on Form 10-K for the year ended June 30, 2024 – Item 13.

See above Form 10 Information – Item 3 for more information about our Roxboro, North Carolina facility we lease from from a landlord in which Mr. Li is the majority stockholder.  We believe the lease payments and terms of the lease are in line with the surrounding market.  You have no assurance the lease payments and terms equivalent to or better than the rent and terms we could achieve in an arm’s length transaction.

First America Metal Corp., a company entirely owned by Mr. Li, is our primary customer for end-of-life materials containing recoverable metals and a joint contractor on certain contracts which are too large for either us or First American Metal Corp. alone.  First America Metal provides current price lists, which it provides to its other ventors and which we routinely compare to prevailing market prices.  We believe our relationship with First America Metal Corp. is beneficial to both companies.

Mr. Li is not an independent director using the definition of independence contained in the NASDAQ listing rules.

Item 8 - Legal Proceedings

We do not have any anticipated or pending litigation.  We may from time to time be either a plaintiff or a defendant in normal business litigation, such as suits for collections.

Item 9 - Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

See our annual report on Form 10-K for the year ended June 30, 2024 – Item 5.

Item 10 - Recent Sales of Unregistered Securities

See above 8-K Disclosures – Item 3.02 -  Recent Sales of Unregistered Securities

Item 11 - Description of Registrant’s Securities to be Registered

Not applicable.

13

Item 12 – Indemnification of Directors and Officers

We indemnify our directors and officers as permitted and required by Nevada corporation law if the indemnified person is not liable in the discharge of his or her fiduciary duties or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, which is presumed.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons controlling us pursuant to Nevada law, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 13 - Financial Statements and Supplementary Data

14

VICTOR MOKUOLU, CPA PLLC Accounting | Advisory | Assurance & Audit | Tax

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

METech Recycling Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of METech Recycling Inc (the “Company”) as of December 31, 2024, and December 31, 2023, and the related statements of operations, stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and December 31, 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

A critical audit matter is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the Company’s governance and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

We have served as the Company’s auditor since 2024.

Houston, Texas

July 15, 2025 PCAOB ID: 6771

www.vmcpafirm.com | Ph: 713.588.6622 | Fax: 1.833.694.1494 | ask@vmcpafirm.com

F-1

METECH RECYCLING, INC.
BALANCE SHEETS
DECEMBER 31, 2024 AND 2023

	December 31,	December 31,
	2024	2023

Assets
Current assets
Cash	$459,022	$145,114
Accounts receivable, net	1,520,678	1,114,713
Accounts receivable, related party, First America Metal Corp.	466,449	741,818
Prepaid expenses	230,460	212,303
Total current assets	2,676,609	2,213,948

Long term assets
Property and equipment, net	261,683	197,890
Right of use assets	2,733,047	2,303,044
Goodwill	750,000	750,000
Deposits	451,882	442,398
Total long term assets	4,196,612	3,693,332

Total assets	$6,873,221	$5,907,280

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$1,037,551	$879,554
Accounts payable, related party, First America Metal Corp.	2,302,980	2,267,051
Accrued expenses	252,940	156,420
Accrued interest	54,333	45,764
Lease liability, current portion	1,188,863	920,819
Financed insurance policy	195,302	198,170
Notes payable, current portion	1,063,218	1,402,001
Total current liabilities	6,095,187	5,869,779

Lease liability, net of current portion	1,618,435	1,450,954
Notes payable, net of current portion	528,597	486,581

Total liabilities	8,242,219	7,807,314

Commitments and contingencies (Note 3)

Stockholders' deficit
Common stock $0.01 par value; authorized 125,000 shares with 125,000 and 100,800 shares issued and outstanding at December 31, 2024, and 2023, respectively	1,250	1,008
Additional paid-in capital	1,843,674	1,523,992
Accumulated deficit	(3,213,922)	(3,425,034)
Total stockholders' deficit	(1,368,998)	(1,900,034)

Total liabilities and stockholders' deficit	$6,873,221	$5,907,280

The accompanying notes are an integral part of these financial statements.

F-2

METECH RECYCLING, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	For the years ended
	December 31,
	2024	2023

Revenues	$16,206,752	$11,916,192
Cost of revenues	7,102,600	3,763,956
Gross profit	9,104,152	8,152,236

Operating expenses
General and administrative	2,072,830	1,781,825
Payroll expenses	4,780,729	4,391,171
Professional fees	206,705	185,126
Advertising and marketing	103,373	75,048
Rent and lease	1,539,868	1,361,057
Depreciation and amortization	104,378	34,931
Total operating expenses	8,807,883	7,829,158

Income from operations	296,269	323,078

Other income (expense)
Interest expense	(97,703)	(80,248)
Other income	12,546	259,504
Total other income (expense)	(85,157)	179,256

Net income	$211,112	$502,334

Income per share - basic and diluted	$1.71	$4.98

Weighted average shares outstanding - basic and diluted	123,810	100,800

The accompanying notes are an integral part of these financial statements.

F-3

METECH RECYCLING, INC.
STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid in Capital	Deficit	Total

Balances, December 31, 2022	100,800	$1,008	$1,523,992	$(3,927,368)	$(2,402,368)

Net income	-	-	-	502,334	502,334

Balances, December 31, 2023	100,800	$1,008	$1,523,992	$(3,425,034)	$(1,900,034)

Shares issued for settlement of notes payable	24,200	242	319,682	-	319,924

Net income	-	-	-	211,112	211,112

Balances, December 31, 2024	125,000	$1,250	$1,843,674	$(3,213,922)	$(1,368,998)

The accompanying notes are an integral part of these financial statements.

F-4

METECH RECYCLING, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	For the years ended
	December 31,
	2024	2023
Operating activities
Net income	$211,112	$502,334
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	104,378	34,931
Bad debt expense	110,000	38,610
Changes in operating assets and liabilities:
Accounts receivable	(240,596)	(484,243)
Deposits	(9,484)	(11,874)
Prepaid expenses	(18,157)	(13,622)
Accounts payable	193,926	210,328
Accrued expenses	96,520	5,217
Accrued interest	8,569	(63,593)
Right of use assets and lease liabilities	5,522	16,177
Financed insurance policy	(2,869)	18,998
Net cash provided by operating activities	458,921	253,263

Investing activities
Purchase of property and equipment	(106,291)	(20,349)
Net cash used in investing activities	(106,291)	(20,349)

Financing activities
Proceeds from notes payable	-	75,000
Repayments of notes payable	(38,722)	(196,199)
Net cash used in financing activities	(38,722)	(121,199)

Net increase in cash	$313,908	$111,715
Cash - beginning of year	145,114	33,399
Cash - end of year	$459,022	$145,114

Cash paid for income taxes	$-	$-
Cash paid for interest	$89,134	$143,841

Supplemental schedule of non-cash investing and financing activities
Financed property and equipment	$61,880	$-
Recognition of right of use assets and lease liabilities	$1,492,040	$-
Shares issued for settlement of notes payable	$319,924	$-

The accompanying notes are an integral part of these financial statements.

F-5

METECH RECYCLING, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Nature of the Company

METech Recycling, Inc. (the Company), a Delaware corporation incorporated on March 10, 2005, specializes in electronic waste management and IT asset disposition (ITAD). The Company provides certified recycling services, secure data destruction, and IT asset management. With a focus on sustainability, the Company aims to maximize material recovery while ensuring the protection of proprietary technology and customer data. They operate multiple R2-certified facilities across the U.S., offering customized solutions for safe recycling, inventory management, and equipment disposal. The Company emphasizes eco-responsible practices and transparency.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents. There were no cash equivalents as of December 31, 2024, and 2023.

The Company maintains its cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (FDIC). The FDIC provides coverage of up to $250,000 per depositor, per financial institution, for the aggregate total of depositors' interest and non-interest-bearing accounts. The Company's cash balances may exceed FDIC limits. The Company has not experienced any losses on these accounts and management does not believe that the Company is exposed to any significant risks.

Accounts Receivable

Accounts receivable consist of invoiced and unpaid sales. The Company records an allowance for doubtful accounts to allow for any amounts that may not be recoverable, which is based on an analysis of the Company’s prior collection experience, customer credit worthiness, future expected losses and current economic trends. Accounts are considered delinquent when payments have not been received within the agreed terms, which is typically 30 to 45 days. During the years ended December 31, 2024, and 2023, the Company recorded bad debt expenses totaling $110,000 and $38,610, respectively. As of December 31, 2024, and 2023, the Company had allowance for doubtful accounts totaling $110,000 and $0, respectively.

Deposits

Deposits include security deposits and balances held by regulators for potential costs related to the Company’s operations.

F-6

METECH RECYCLING, INC.

NOTES TO FINANCIAL STATEMENTS

Property and Equipment

Property and equipment are stated at historical cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of assets acquired and liabilities assumed. Goodwill arose from acquisitions in the early 2010’s which were subsequently streamlined into the single business segment operating today.

Impairment Assessment

The Company evaluates the recoverability of long-lived assets, excluding goodwill, whenever events or changes in circumstances indicate that the carrying value of such asset may not be recoverable. The Company groups and evaluates these long-lived assets for impairment at the lowest level at which individual cash flows can be identified. If indicators of impairment are present, the Company first compares the carrying amount of the asset group to the estimated future cash flows associated with the asset group. If the estimated future cash flows used in the analysis are less than the carrying amount of the asset group, an impairment loss calculation is prepared. The impairment loss calculation compares the carrying amount of the asset group to the asset group’s estimated discounted future cash flows. If required, an impairment loss is recorded for the portion of the asset group’s carrying value that exceeds the asset group’s estimated discounted future cash flows.

The Company evaluates and tests the recoverability of its goodwill for impairment at least annually during its fourth quarter of each fiscal year or more often if and when circumstances indicate that goodwill may not be recoverable. When evaluating goodwill for potential impairment, the Company compares the fair value of its reporting units to their respective carrying amounts. The Company estimates the fair value of its reporting units using a discounted cash flow method. If the carrying amount of a reporting unit exceeds its estimated fair value, an impairment loss is recognized in an amount equal to that excess.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, by analyzing contracts with customers through a five-step process: identifying the contract with the customer, determining the performance obligations within the contract, establishing the transaction price, allocating that price to the identified performance obligations, and recognizing revenue when or as the performance obligations are satisfied.

The Company’s Revenue is primarily derived from services related to electronic equipment recycling, asset disposition, and data destruction.

Electronic equipment recycling

The Company’s customers engage it to recycle old and unused electronic equipment. The performance obligation associated with this service is the receipt and disposal of the equipment by the Company. This performance obligation is typically met at a point in time and therefore the fees charged by the Company for these services are recognized as revenue at a point in time.

F-7

METECH RECYCLING, INC.

NOTES TO FINANCIAL STATEMENTS

Asset disposition

The Company may be engaged to fully remote a client’s equipment from its current location. The performance obligation for this service is based on when all equipment has been removed from the customer’s location. This performance obligation is typically met at a point in time and therefore the fees charged by the Company for these services are recognized as revenue at a point in time.

Data destruction

The Company may be engaged to destroy data on its customers electronic devices as well as provide other destruction services to ensure that its customers’ data is not compromised. This performance obligation is typically met at a point in time and therefore the fees charged by the Company for these services are recognized as revenue at a point in time.

Financial Instruments

The Company’s financial instruments include cash and cash equivalents, receivables, payables, and debt and are accounted for under the provisions of ASC 825, Financial Instruments. The carrying amount of these financial instruments as reflected in the accompanying balance sheets approximates fair value.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when management assesses that it is probable that a liability has been incurred and the amount can be reasonably estimated.

Leases

The Company uses the right-of-use (ROU) model to account for leases where the Company is the lessee, which requires an entity to recognize a lease liability and ROU asset on the lease commencement date. A lease liability is measured equal to the present value of the remaining lease payments over the lease term and is discounted using the incremental borrowing rate, as the rate implicit in the Company's leases is not readily determinable. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis over a similar term, an amount equal to the lease payments in a similar economic environment. Lease payments include payments made before the commencement date and any residual value guarantees, if applicable. When determining the lease term, the Company includes option periods that it is reasonably certain to exercise as failure to renew the lease would impose a significant economic detriment.

Income Taxes

In accordance with ASC 740, Income Taxes, the Company provides for the recognition of deferred tax assets if realization of such assets is more likely than not. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

F-8

METECH RECYCLING, INC.

NOTES TO FINANCIAL STATEMENTS

In addition, the Company’s management performs an evaluation of all uncertain income tax positions taken or expected to be taken in the course of preparing the Company’s income tax returns to determine whether the income tax positions meet a “more likely than not” standard of being sustained under examination by the applicable taxing authorities. This evaluation is required to be performed for all open tax years, as defined by the various statutes of limitations, for federal and state purposes. If the Company has interest or penalties associated with insufficient taxes paid, such expenses are reported in income tax expense.

Basic and Diluted Loss Per Share

ASC 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (EPS) computations.

Basic earnings (loss) per share are computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the year. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

The Company had no potentially dilutive securities outstanding at December 31, 2024, and 2023.

Recently Issued Accounting Standards

During the years ended December 31, 2024, and 2023, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

In November 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-07, Segment Reporting Improvements to Reportable Segment Disclosures. The amendments in this update improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis. Adoption did not have a material impact on the Company’s disclosures. See Note 10 for the Company’s segment disclosures.

In December 2023, the FASB issued Accounting Standards Update 2023-09 (“ASU 2023-09”), Income Taxes, which enhances the transparency of income tax disclosures by expanding annual disclosure requirements related to the rate reconciliation and income taxes paid. The amendments are effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments should be applied on a prospective basis. Adoption did not have a material impact on the Company’s disclosures.

Subsequent Events

The Company has evaluated all transactions through the date the financial statements were issued for subsequent event disclosure or adjustment consideration.

Note 3 – Commitments and Contingencies

From time to time, the Company may be involved in litigation in the ordinary course of business. The Company is not currently involved in any litigation that the Company believes could have a material adverse effect on its financial condition or results of operations.

F-9

METECH RECYCLING, INC.

NOTES TO FINANCIAL STATEMENTS

Leases

The Company has operating lease agreements in place for the use of facilities and equipment. Operating lease agreements are required to be recognized on the balance sheet as right of use assets and corresponding lease liabilities under ASC 842, Leases. The Company records rent expense associated with these leases on a straight-line basis in conjunction with the terms of the underlying leases.

The following table summarizes future lease payment obligations as of December 31, 2024, and their present value using a weighted average discount rate of 4.3% and weighted average remaining term of less than three years.

Amount
2025	$1,341,466
2026	839,915
2027	387,234
2028	402,724
2029	205,310
3,176,649
Less imputed interest	369,351
Present value	$2,807,298

Note 4 – Property and Equipment

The following table summarizes the Company’s property and equipment at December 31, 2024, and 2023.

	2024	2023
Machinery & equipment	$994,041	$825,870
Vehicles	113,056	113,056
Leasehold improvements	271,095	271,095
IT asset	81,321	81,321
	1,459,513	1,291,342
Less accumulated depreciation	1,197,830	1,093,452
	$261,683	$197,890

Note 5 – Debt

Financed Insurance Policies

During the years ended December 31, 2024, and 2023, the Company financed insurance policies totaling $264,462 and $240,270, respectively. At December 31, 2024, and 2023, the balances of these financed insurance policies totaled $195,302 and $198,170, respectively.

F-10

METECH RECYCLING, INC.

NOTES TO FINANCIAL STATEMENTS

Notes Payable

The following table details the Company’s debt issuances and outstanding balances at December 31, 2024, and 2023.

				Principal Balances
Noteholder	Issued	Maturity	Interest	Issuance		12/31/2024	12/31/2023
Noteholder A	3/7/2019	-	10.00%	$150,000		$150,000	$150,000
Noteholder A	7/24/2019	-	-	200,000		-	45,000
Noteholder A	8/29/2019	-	-	200,000		-	200,000
Noteholder A	11/27/2019	-	-	50,000		-	50,000
Noteholder A	12/18/2019	-	-	80,000		78,757	80,000
Noteholder A	12/19/2019	-	-	52,000		52,000	52,000
Noteholder A	12/23/2019	-	-	45,000		45,000	45,000
Noteholder A	1/8/2020	-	-	70,000		70,000	70,000
Noteholder A	7/14/2020	-	10.00%	100,000		100,000	100,000
Noteholder A	1/26/2022	-	10.00%	60,000		60,000	60,000
Noteholder B	4/30/2020	-	-	80,000		80,000	80,000
Noteholder B	11/10/2020	-	-	32,000		32,000	32,000
Noteholder B	11/18/2020	-	-	45,000		45,000	45,000
Noteholder C	3/1/2019	-	-	100,000		100,000	100,000
Noteholder C	3/8/2019	-	10.00%	150,000		150,000	150,000
Noteholder D	5/30/2020	5/30/2050	3.75%	500,000	*	500,000	500,000
Noteholder F	2/8/2022	-	10.00%	68,174		68,174	68,174
Noteholder G	3/2/2023	9/4/2024	12.50%	100,000		-	52,327
Noteholder H	7/1/2022	6/30/2025	3.16%	17,206		3,339	9,081
Noteholder H	1/18/2024	1/18/2029	2.15%	21,880		18,678	-
Noteholder H	9/24/2024	9/24/2029	2.07%	40,499		38,867	-
						$1,591,815	$1,888,582

*Requires annual principal payments totaling $16,500 with the balance due at maturity, resulting in approximately $484,000 of the note payable being classified as long-term at December 31, 2024, and 2023, on the accompanying balance sheets.

Notes payable without a stated maturity date detailed in the table above have no stated maturity date and are included in the current portion of notes payable. The Company has not defaulted on any notes payable.

Future Maturities

The following table details the future maturities of the Company’s debt as of December 31, 2024.

December 31,	Amount
2025	$1,258,520
2026	28,950
2027	28,950
2028	28,950
2029	24,247
Thereafter	417,500
$1,787,117

F-11

METECH RECYCLING, INC.

NOTES TO FINANCIAL STATEMENTS

Note 6 – Equity

The total number of shares of common stock authorized and issuable by the Company is 125,000 with a par value of $0.01 per share.

During January 2024, the Company issued 24,200 shares of common stock to Noteholder A for the settlement of notes payable totaling $319,924.

Note 7 – Concentrations

The following table details the Company’s revenue concentrations for the years ended December 31, 2024, and 2023, and the accounts receivable concentrations at December 31, 2024, and 2023.

	Revenues		Accounts Receivable
	2024	2023	2024	2023
Customer A	20%	24%	22%	40%
Customer B	13%	16%	*	*
Customer C	11%	*	22%	18%
Customer D	*	*	14%	*

The following table details the Company’s accounts payable concentrations at December 31, 2024, and 2023.

	Accounts Payable
	2024	2023
Vendor A	69%	70%

Note 8 – Related Party Transactions

Noteholder A (Note 5) is the Company’s largest shareholder, First American Management Group Corp (FAMGC). At December 31, 2024, and 2023, outstanding notes payable due to FAMGC totaled $556,000 and $852,000, respectively.

Noteholder B (Note 5), Customer A (Note 7), and Vendor A (Note 7) is the Company’s second largest shareholder, First America Metal Corp (FAMC). At December 31, 2024, and 2023, outstanding notes payable due to FAMC totaled $157,000, respectively. At December 31, 2024, and 2023, accounts payable due to FAMC totaled $2,303,000 and $2,267,000, respectively, and accounts receivable due from FAMC totaled $466,000 and $741,000, respectively.

Noteholder C (Note 5) is the former owner of the Company. At December 31, 2024, and 2023, outstanding notes payable due to the former owner totaled $250,000, respectively.

F-12

METECH RECYCLING, INC.

NOTES TO FINANCIAL STATEMENTS

Note 9 – Income Tax

The Company accounts for income taxes under ASC 740-10, which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts that are calculated for income tax purposes. The provision (benefit) for income taxes for the years ended December 31, 2024, and 2023, assumes a statutory 21%, effective tax rate for federal income taxes.

	2024	2023
Federal tax statutory rate	21%	21%
Temporary differences	0%	0%
Permanent differences	0%	-8%
Valuation allowance recovery	-21%	-13%
	0%	0%

The Company had deferred income tax assets as of December 31, 2024, and 2023, as follows:

	2024	2023
Net operating loss carryforwards	$610,000	$654,000
Temporary differences	-	-
Permanent differences	1,104,000	1,104,000
Valuation allowance	(1,714,000)	(1,758,000)
Net deferred tax assets	$-	$-

The Company provides for a valuation allowance when it is more likely than not that it will not realize a portion of the deferred tax assets. The Company has established a valuation allowance against the net deferred tax asset due to the uncertainty that enough taxable income will be generated in those taxing jurisdictions to utilize the assets. Therefore, the Company has not reflected any benefit of such deferred tax assets in the accompanying financial statements. The Company’s net deferred tax asset and valuation allowance decreased by $44,000 and $65,000 in the fiscal years ending December 31, 2024, and 2023, respectively.

At December 31, 2024, the Company had approximately $8,158,000 in federal net operating loss carryforwards. Pursuant to Internal Revenue Code Section 382, the future utilization of the Company’s net operating loss carryforwards to offset future taxable income may be subject to an annual limitation as a result of ownership changes that may have occurred previously or that could occur in the future.

As of December 31, 2024, the Company had no uncertain tax positions, or interest and penalties, that qualify for either recognition or disclosure in the financial statements. The Company is subject to U.S. federal, state, and local income tax examinations by tax authorities for years 2019 through 2024.

F-13

METECH RECYCLING, INC.

NOTES TO FINANCIAL STATEMENTS

Note 10 – Segment and Related Information

The Company has one reportable segment, its electronic waste management and IT asset disposition services. The Company derives revenue primarily in North America and manages all business activities on a consolidated basis. The services offered are deployed to customers in a similar manner.

The Company’s chief operating decision maker (CODM) is the Chief Executive Officer, who reviews financial information presented on a consolidated basis to allocate resources, evaluate financial performance and make overall operating decisions. The measure of segment profit or loss that is most consistent with the financial statements is net income. The accounting policies of our single reportable segment are the same as those for the financial statements. The level of disaggregation and amounts of significant segment expenses that are regularly provided to the CODM are the same as those presented in the statements of operations. Likewise, the measure of segment assets is reported on the balance sheets as total assets.

Note 11 – Subsequent Events

During February 2025, the Company entered into an unsecured note payable agreement with proceeds totaling $150,000. The note payable bears interest at 17%, is payable in monthly installments of $9,500, and matures 18 months from issuance.

F-14

METECH RECYCLING, INC.
CONDENSED BALANCE SHEETS
MARCH 31, 2025 AND DECEMBER 31, 2024

	March 31,	December 31,
	2025	2024

Assets
Current assets
Cash	$154,559	$459,022
Accounts receivable	2,029,730	1,520,678
Accounts receivable, related party, First America Metal Corp.	711,343	466,449
Prepaid expenses	159,140	230,460
Total current assets	3,054,772	2,676,609

Long term assets
Property and equipment, net	243,724	261,683
Right of use assets	2,444,371	2,733,047
Goodwill	750,000	750,000
Deposits	472,106	451,882
Total long term assets	3,910,201	4,196,612

Total assets	$6,964,973	$6,873,221

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$1,477,737	$1,037,551
Accounts payable, related party, First America Metal Corp.	2,136,207	2,302,980
Accrued expenses	13,430	252,940
Accrued interest	39,267	54,333
Lease liability, current portion	1,212,435	1,188,863
Financed insurance policy	123,424	195,302
Notes payable, current portion	1,122,273	1,063,218
Total current liabilities	6,124,773	6,095,187

Lease liability, net of current portion	1,308,068	1,761,894
Notes payable, net of current portion	526,001	528,597

Total liabilities	7,958,842	8,242,219

Commitments and contingencies (Note 3)

Stockholders' deficit
Common stock $0.01 par value; authorized 125,000 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	1,250	1,250
Additional paid-in capital	1,843,674	1,843,674
Accumulated deficit	(2,838,793)	(3,213,922)
Total stockholders' deficit	(993,869)	(1,368,998)

Total liabilities and stockholders' deficit	$6,964,973	$6,873,221

The accompanying notes are an integral part of these condensed financial statements.

F-15

METECH RECYCLING, INC.
CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024

	For the three months ended
	March 31,
	2025	2024

Revenues	$4,024,993	$4,155,600
Cost of revenues	1,752,160	2,024,444
Gross profit	2,272,833	2,131,156

Operating expenses
General and administrative	558,500	488,410
Payroll expenses	1,114,709	1,063,962
Professional fees	59,346	60,870
Advertising and marketing	41,402	12,681
Rent and lease	426,578	360,241
Depreciation and amortization	17,959	15,991
Total operating expenses	2,218,494	2,002,155

Income from operations	54,339	129,001

Other income (expense)
Interest expense	(25,914)	(26,647)
Other income	346,704	3,029
Total other income (expense)	320,790	(23,618)

Net income	$375,129	$105,383

Income per share - basic and diluted	$3.00	$0.88

Weighted average shares outstanding - basic and diluted	125,000	120,213

The accompanying notes are an integral part of these condensed financial statements.

F-16

METECH RECYCLING, INC.
CONDENSED STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid in Capital	Deficit	Total

Balances, December 31, 2023	100,800	$1,008	$1,523,992	$(3,425,034)	$(1,900,034)

Shares issued for settlement of notes payable	24,200	242	319,682	-	319,924

Net income	-	-	-	105,383	105,383

Balances, March 31, 2024	125,000	$1,250	$1,843,674	$(3,319,651)	$(1,474,727)

Balances, December 31, 2024	125,000	$1,250	$1,843,674	$(3,213,922)	$(1,368,998)

Net income	-	-	-	375,129	375,129

Balances, March 31, 2025	125,000	$1,250	$1,843,674	$(2,838,793)	$(993,869)

The accompanying notes are an integral part of these condensed financial statements.

F-17

METECH RECYCLING, INC.
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024

	For the three months ended
	March 31,
	2025	2024
Operating activities
Net income	$375,129	$105,383
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,959	15,991
Bad debt expense	4,953	-
Changes in operating assets and liabilities:
Accounts receivable	(758,899)	(464,094)
Deposits	(20,224)	(3,030)
Prepaid expenses	71,320	49,673
Accounts payable	273,413	578,457
Accrued expenses	(239,510)	(123,074)
Accrued interest	(15,066)	(15,577)
Right of use assets and lease liabilities	1,881	1,849
Financed insurance policy	(71,878)	(69,931)
Net cash provided by operating activities	(360,922)	75,647

Investing activities
Purchase of property and equipment	-	(106,291)
Net cash used in investing activities	-	(106,291)

Financing activities
Proceeds from notes payable	150,000	-
Repayments of notes payable	(93,541)	-
Net cash used in financing activities	56,459	-

Net increase in cash	$(304,463)	$(30,644)
Cash - beginning of year	459,022	145,114
Cash - end of year	$154,559	$114,470

Cash paid for income taxes	$-	$-
Cash paid for interest	$40,980	$42,224

Supplemental schedule of non-cash investing and financing activities
Financed property and equipment	$-	$21,880
Shares issued for settlement of notes payable	$-	$319,924

The accompanying notes are an integral part of these condensed financial statements.

F-18

METECH RECYCLING, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

Note 1 – Nature of the Company

METech Recycling, Inc. (the Company), a Delaware corporation incorporated on March 10, 2005, specializes in electronic waste management and IT asset disposition (ITAD). The Company provides certified recycling services, secure data destruction, and IT asset management. With a focus on sustainability, the Company aims to maximize material recovery while ensuring the protection of proprietary technology and customer data. They operate multiple R2-certified facilities across the U.S., offering customized solutions for safe recycling, inventory management, and equipment disposal. The Company emphasizes eco-responsible practices and transparency.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying interim unaudited condensed financial statements and footnotes have been prepared in accordance with generally accepted accounting principles in the United States of America (GAAP) for interim financial information and the instructions to Rule 10-01 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, these unaudited condensed financial statements contain all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the results of the interim periods, but are not necessarily indicative of the results of operations to be anticipated for the full year ending December 31, 2025. These condensed financial statements should be read in conjunction with the audited financial statements, and the notes thereto, for the year ended December 31, 2024.

Basic and Diluted Loss Per Share

The Company had no potentially dilutive securities outstanding at December 31, 2024, and 2023.

Recently Issued Accounting Standards

During the period ended March 31, 2025, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

Subsequent Events

The Company has evaluated all transactions through the date the financial statements were issued for subsequent event disclosure or adjustment consideration.

Note 3 – Commitments and Contingencies

From time to time, the Company may be involved in litigation in the ordinary course of business. The Company is not currently involved in any litigation that the Company believes could have a material adverse effect on its financial condition or results of operations.

F-19

METECH RECYCLING, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

Note 4 – Debt

During February 2025, the Company entered into an unsecured note payable agreement with proceeds totaling $150,000. The note payable bears interest at 17%, is payable in monthly installments of $9,500, and matures 18 months from issuance.

Note 5 – Equity

The total number of shares of common stock authorized and issuable by the Company is 125,000 with a par value of $0.01 per share.

Note 6 – Concentrations

The following table details the Company’s revenue concentrations for the three months ended March 31, 2025, and 2024, and the accounts receivable concentrations at March 31, 2025, and December 31, 2024.

	Revenues		Accounts Receivable
	2025	2024	2025	2024
Customer A	20%	20%	25%	22%
Customer B	13%	10%	*	*
Customer C	*	17%	22%	22%
Customer D	*	*	*	14%

The following table details the Company’s accounts payable concentrations at March 31, 2025, and December 31, 2024.

	Accounts Payable
	2025	2024
Vendor A	59%	69%

Note 7 – Related Party Transactions

At March 31, 2025, and December 31, 2024, outstanding notes payable due to First American Management Group Corp, the Company’s largest shareholder, totaled $556,000, respectively.

At March 31, 2025, and December 31, 2024, outstanding notes payable due to First America Metal Corp (FAMC), the Company’s second largest shareholder, totaled $157,000, respectively.

FAMC is Customer A and Vendor A (Note 6). At March 31, 2025, and December 31, 2024, accounts payable due to FAMC totaled $2,136,000 and $2,303,000, respectively, and accounts receivable due from FAMC totaled $711,000 and $466,000, respectively.

At March 31, 2025, and December 31, 2024, outstanding notes payable due to the Company’s former owner, totaled $163,000 and $250,000, respectively.

F-20

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Transaction summary

On April 16, 2025 (“METech Closing Date”), First America Resources Corporation (“FSTJ”), a Nevada corporation, entered into a Common Stock Exchange Agreement dated as of such date (the “Exchange Agreement”) with the METech Recycling, Inc. (“METech”), a Delaware corporation, and all of the shareholders of METech. Pursuant to the Exchange Agreement, FSTJ acquired one hundred percent (100%) of the issued and outstanding shares of common stock of METech from the shareholders pursuant to which METech became a wholly owned subsidiary of FSTJ. In accordance with the terms of the Exchange Agreement, and in connection with the completion of the acquisition, on the METech Closing Date FSTJ issued 80,000,000 shares of its common stock to the METech Shareholders.

As a result of former management of METech assuming the key management positions of FSTJ, and due to the relative size of METech being significantly larger than FSTJ, for financial statement reporting purposes, the asset acquisition has been treated as a reverse acquisition with METech deemed the accounting acquirer and FSTJ deemed the accounting acquiree under the acquisition method of accounting in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805-10-55. The reverse acquisition is deemed a capital transaction and the net assets of METech (the accounting acquirer) are carried forward to FSTJ (the legal acquirer and the reporting entity) at their carrying value before the acquisition. The acquisition process utilizes the capital structure of FSTJ and the assets and liabilities of METech which are recorded at their historical cost. The equity of the Company is the historical equity of METech.

Pro forma information

The following unaudited pro forma consolidated financial statements are based on the Company’s audited and unaudited interim historical consolidated financial statements and METech’s audited historical and unaudited interim financial statements as adjusted to give effect to the Company’s acquisition of METech. The unaudited pro forma consolidated balance sheet as of March 31, 2025, gives effect to these transactions as if they occurred on March 30, . The unaudited pro forma consolidated statements of operations for the twelve months ended December 31, 2024, and the three months ended March 31, 2025, give effect to these transactions as if they occurred on January 1, 2024.

The unaudited pro forma consolidated financial statements should be read together with the Company’s audited historical financial statements, the most recent Quarterly Report on Form 10-Q, and METech’s audited historical financial statements as of and for the years ended December 31, 2024 and 2023 METech’s unaudited condensed financial statements for the period ended March 31, 2025.

The unaudited pro forma consolidated financial information is provided for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial position that the Company would have reported had the METech transaction closed on the dates indicated and should not be taken as representative of our future consolidated results of operations or financial position.

The pro forma adjustments related to the Exchange Agreement are described in the notes to the unaudited pro forma consolidated financial information and principally include pro forma adjustment(s) to give effect to the reverse acquisition of METech.

The fair values and the other estimates reflected in the accompanying unaudited pro forma consolidated financial statements may be materially different from those reflected in the Company’s consolidated financial statements subsequent to the merger. In addition, the unaudited pro forma consolidated financial statements do not purport to project the future financial position or results of operations of the consolidated companies.

These unaudited pro forma consolidated financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Exchange Agreement. These financial statements also do not include any integration costs the companies may incur related to the Exchange Agreement as part of combining the operations of the companies.

F-21

FIRST AMERICA RESOURCES CORPORATION
PROFORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
AS OF MARCH 31, 2025

	First America	METech	Transaction
	Resources Corp	Recycling, Inc.	Adjustments	Total

Assets
Current assets
Cash	$19,047	$154,559	$-	$173,606
Accounts receivable	-	2,029,730	-	2,029,730
Accounts receivable, related party, First America Metal Corp.	-	711,343	-	711,343
Prepaid expenses	-	159,140	-	159,140
Total current assets	19,047	3,054,772	-	3,073,819

Long term assets
Property and equipment, net	-	243,724	-	243,724
Right of use assets	-	2,444,371	-	2,444,371
Goodwill	-	750,000	-	750,000
Deposits	-	472,106	-	472,106
Total long term assets	-	3,910,201	-	3,910,201

Total assets	$19,047	$6,964,973	$-	$6,984,020

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$3,994	$1,477,737	$-	$1,481,731
Accounts payable, related party, First America Metal Corp.	-	2,136,207	-	2,136,207
Accrued expenses	-	13,430	-	13,430
Accrued interest	-	39,267	-	39,267
Lease liability, current portion	-	1,212,435	-	1,212,435
Loan from officers	228,933	-	-	228,933
Financed insurance policy	-	123,424	-	123,424
Notes payable, current portion	-	1,122,273	-	1,122,273
Total current liabilities	232,927	6,124,773	-	6,357,700

Lease liability, net of current portion	-	1,308,068	-	1,308,068
Notes payable, net of current portion	-	526,001	-	526,001

Total liabilities	232,927	7,958,842	-	8,191,769

Commitments and contingencies

Stockholders' deficit
Common stock $0.001 par value; authorized 500,000,000 shares; 87,964,090 issued and outstanding at March 31, 2025	7,964	-	80,000	87,964
Common stock $0.01 par value; authorized 125,000 shares; 125,000 issued and outstanding at March 31, 2025	-	1,250	(1,250)	-
Additional paid-in capital	291,360	1,843,674	(591,954)	1,543,080
Accumulated deficit	(513,204)	(2,838,793)	513,204	(2,838,793)
Total stockholders' deficit	(213,880)	(993,869)	-	(1,207,749)

Total liabilities and stockholders' deficit	$19,047	$6,964,973	$-	$6,984,020

The accompanying notes are an integral part of these consolidated pro forma financial statements.

F-22

FIRST AMERICA RESOURCES CORPORATION
PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2025

	First America	METech	Transaction
	Resources Corp	Recycling, Inc.	Adjustments	Total

Revenues	$-	$4,024,993	$-	$4,024,993
Cost of revenues	-	1,752,160	-	1,752,160
Gross profit (loss)	-	2,272,833	-	2,272,833

Operating expenses:
General and administrative	33,908	558,500	-	592,408
Payroll expenses	-	1,114,709	-	1,114,709
Professional fees	-	59,346	-	59,346
Advertising and marketing	-	41,402	-	41,402
Rent and lease	-	426,578	-	426,578
Depreciation and amortization	-	17,959	-	17,959
Total operating expenses	33,908	2,218,494	-	2,252,402

Gain (loss) from operations	(33,908)	54,339	-	20,431

Other income (expense):
Interest expense	-	(25,914)	-	(25,914)
Other income	-	346,704	-	346,704
Total other income	-	320,790	-	320,790

Federal income tax	-	-	-	-

Net income (loss)	$(33,908)	$375,129	$-	$341,221

The accompanying notes are an integral part of these consolidated pro forma financial statements.

F-23

FIRST AMERICA RESOURCES CORPORATION
PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
YEAR ENDED DECEMBER 31, 2024

	First America	METech	Transaction
	Resources Corp	Recycling, Inc.	Adjustments	Total

Revenues	$-	$16,206,752	$-	$16,206,752
Cost of revenues	-	7,102,600	-	7,102,600
Gross profit (loss)	-	9,104,152	-	9,104,152

Operating expenses:
General and administrative	50,857	2,072,830	-	2,123,687
Payroll expenses	-	4,780,729	-	4,780,729
Professional fees	-	206,705	-	206,705
Advertising and marketing	-	103,373	-	103,373
Rent and lease	-	1,539,868	-	1,539,868
Depreciation and amortization	-	104,378	-	104,378
Total operating expenses	50,857	8,807,883	-	8,858,740

Gain (loss) from operations	(50,857)	296,269	-	245,412

Other income (expense):
Interest expense	-	(97,703)	-	(97,703)
Other income	-	12,546	-	12,546
Total other income	-	(85,157)	-	(85,157)

Federal income tax	-	-	-	-

Net income (loss)	$(50,857)	$211,112	$-	$160,255

The accompanying notes are an integral part of these consolidated pro forma financial statements.

F-24

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The audited and unaudited interim historical consolidated financial statements have been adjusted in the pro forma consolidated financial statements in accordance with Article 11 of the Securities and Exchange Commission’s Regulation S-X to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma consolidated statements of operations, expected to have a continuing impact on the consolidated results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations.

The unaudited pro forma consolidated financial statements are based on the Company’s audited and unaudited interim historical consolidated financial statements and METech audited and unaudited interim historical financial statements as adjusted to give effect to the Company’s acquisition of METech. The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2025, gives effect to these transactions as if they occurred on March 21, 2025. The Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2025, and twelve months ended December 31, 2024, gives effect to these transactions as if they occurred on January 1, 2024.

The Unaudited Pro Forma Consolidated Financial Statements are provided for informational purposes only and is not necessarily indicative of what the consolidated company’s financial position and results of operations would have actually been had the transaction been completed on the dates used to prepare these pro forma financial statements. The adjustments to fair value and the other estimates reflected in the accompanying unaudited pro forma consolidated financial statements, if any, may be materially different from those reflected in the consolidated company’s consolidated financial statements subsequent to the transactions. In addition, the Unaudited Pro Forma Consolidated Financial Statements do not purport to project the future financial position or results of operations of the consolidated companies.

These unaudited pro forma consolidated financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the transactions. These financial statements also do not include any integration costs the companies may incur related to the transactions as part of combining the operations of the companies.

Note 2 — Summary of Significant Accounting Policies

The unaudited pro forma consolidated financial statements have been prepared in a manner consistent with the accounting policies adopted by the Company. The accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the audited financial statements for METech included within this Form 8-K/A, the accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the audited financial statements. The unaudited pro forma consolidated financial statements do not assume any differences in accounting policies among the entities. The Company may identify differences among the accounting policies of the two companies, that when confirmed, could have a material impact on the consolidated financial statements. However, at this time, the Company is not aware of any difference that would have a material impact on the unaudited pro forma consolidated financial statements.

Note 3 — Pro Forma Transaction Accounting Adjustments

The pro forma transaction accounting adjustments are based on our preliminary estimates and assumptions that are subject to change. The following transaction accounting adjustments have been reflected in the unaudited pro forma condensed combined financial information:

a.	The issuance of 80,000,000 shares of FSTJ common stock in exchange for 125,000 shares of METECH common stock.

b.	The elimination of FSTJ’s total stockholders’ equity as reported in the unaudited condensed financial statements as of March 31, 2025.

F-25

Item 14 - Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None

Item 15 - Financial Statements and Exhibits

Financial Statements –

See Item 13, above.

Exhibits

10.1	Common Stock Exchange Agreement dated April 16, 2025 (previously filed)
10.2	Lease Agreement for Roxboro, North Carolina Facility (previously filed)
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101) (previously filed)

15

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

First America Resources Corporation

Dated: July 18, 2025	By:	/s/ Jian Li
Jian Li
Chief Executive Officer

16